UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   August 14, 2013

EQUINIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lagoon Drive, 4th Floor Redwood City, California 94065 (650) 598-6000
(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2013, Equinix, Inc. (“Equinix” or the “Company”) appointed Charles Meyers as Chief Operating Officer of the Company.  Mr. Meyers previously served as the Company’s President, Equinix Americas since September 2010.

Prior to joining Equinix, Mr. Meyers, age 47, was employed at VeriSign, an Internet security company now part of Symantec Corp., from November 2006 to March 2010, most recently as Group President of Messaging and Mobile Media, and as a Product Group Executive for the Security and Communications portfolio.  Prior to joining VeriSign, Mr. Meyers held various positions at Level 3 Communications, a communications services company, including Group Vice President of Global Marketing, President of IP and Data Services and Senior Vice President, Softswitch Services, from August 2001 to May 2006.

In connection with his appointment, Mr. Meyers will receive a base salary of $475,000 per year and is eligible for a cash bonus under the Company’s 2013 Annual Incentive Plan of up to 80% of his base salary. Mr. Meyers also received an award of 8,000 restricted stock units pursuant to the Company’s 2000 Equity Incentive Plan, which shall vest in equal annual installments over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: August 14, 2013	By:	/s/ Brandi Galvin Morandi
Brandi Galvin Morandi
General Counsel